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                                                                  EXHIBIT 2(c)

                  SECOND AMENDMENT TO ASSET EXCHANGE AGREEMENT
                  --------------------------------------------

           THIS SECOND AMENDMENT TO ASSET EXCHANGE AGREEMENT (this "Amendment") is made and entered on June 2, 2000, among the company or companies designated as Clear Channel on the signature page hereto (collectively, "Clear Channel") and the company or companies designated as Exchange Party on the signature page hereto (collectively, "Exchange Party"), under the following circumstances:

           A. Clear Channel and Exchange Party entered into an Asset Exchange Agreement dated March 12, 2000, as amended on May 31, 2000 (the "Asset Exchange Agreement").

           B. Clear Channel and Exchange Party desire to further amend the Asset Exchange Agreement as hereinafter provided.

           NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

           SECTION 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein are used with the meaning set forth in the Asset Exchange Agreement.

           SECTION 2. RECITAL A. The definition of "Clear Channel Stations" as set forth in Recital A shall be expanded to include the following station:

                  WNWZ(AM), Grand Rapids, Michigan.

           SECTION 3. CLEAR CHANNEL EXCLUDED ASSETS. The definition of "Clear Channel Excluded Assets" as set forth in Section 1.2 shall no longer include "Retained Michigan Station" as set forth in Subsection 1.2(h). Subsection 1.2(h) shall be deleted in its entirety and all references in the Asset Exchange Agreement to Retained Michigan Station are hereby deleted.

           SECTION 4. SCHEDULES. Clear Channel shall provide Schedules to Exchange Party with respect to WNWZ(AM), Grand Rapids, Michigan, within ten (10) business days from the date hereof; such Schedules to be incorporated into the Clear Channel Schedules previously provided to Exchange Party under the Asset Exchange Agreement.

           SECTION 5. INDEMNIFICATION. Notwithstanding anything in Section 15.2 to the contrary, for a period of six (6) months from and after the Closing, Clear Channel agrees to indemnify Exchange Party for any and all losses, costs, damages, liabilities and expenses incurred by Exchange Party with respect to the condition or operation of the technical broadcast equipment and systems of station WNWZ(AM), Grand Rapids, Michigan up to $500,000.

           SECTION 6. NO OTHER CHANGES. Except as expressly modified hereby, the Asset Exchange Agreement remains unaltered and in full force and effect.

           SECTION 7. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.



                            [SIGNATURES ON NEXT PAGE]


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         IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date and year first above written.

CLEAR CHANNEL:                      CLEAR CHANNEL BROADCASTING, INC.

                                    By:  Jerome L. Kersting
                                         Name: Jerome L. Kersting
                                         Title:   SVP

                                    CLEAR CHANNEL BROADCASTING LICENSES, INC.

                                    By:  Jerome L. Kersting
                                         Name: Jerome L. Kersting
                                         Title:   SVP

                                    CAPSTAR RADIO OPERATING COMPANY

                                    By:  D. Geoff Armstrong
                                         Name: D. Geoff Armstrong
                                         Title:   EVP/CEO

                                    CAPSTAR TX LIMITED PARTNERSHIP

                                    By:  D. Geoff Armstrong
                                         Name: D. Geoff Armstrong
                                         Title:   EVP/CEO


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EXCHANGE PARTY:                     REGENT BROADCASTING OF VICTORVILLE, INC.

                                    By:  Terry S. Jacobs
                                         Name: Terry S. Jacobs
                                         Title:   Chairman

                                    REGENT LICENSEE OF VICTORVILLE, INC.

                                    By:  Terry S. Jacobs
                                         Name: Terry S. Jacobs
                                         Title:   Chairman

                                    REGENT BROADCASTING OF MANSFIELD, INC.

                                    By:  Terry S. Jacobs
                                         Name: Terry S. Jacobs
                                         Title:   Chairman

                                    REGENT LICENSEE OF MANSFIELD, INC.

                                    By:  Terry S. Jacobs
                                         Name: Terry S. Jacobs
                                         Title:   Chairman